AGREEMENT AND PLAN OF MERGER
                                     BETWEEN

                    DIGIMEDIA USA, INC., a Nevada Corporation

                                       AND


               NITROS FRANCHISE CORPORATION., a Nevada Corporation

                                  May 14, 1997

TABLE OF CONTENTS
1. Definitions
2. Basic Transaction
      (a) The Merger
      (b) The Closing
      (c) Actions at the Closing
      (d) Effect of Merger
      (e) Procedure for Payment
3. Representations and Warranties of the Target
      (a) Organization, Qualification, and Corporate Power
      (b) Capitalization
      (c) Authorization of Transaction
      (d) Noncontravention
      (e) Filings with the SEC
      (f) Financial Statements
      (g) Events Subsequent to Most Recent Available Financial Statement
      (h) Undisclosed Liabilities
      (i) Brokers' Fees
      (j) Continuity of Business Enterprise
      (k) Disclosure
4. Representations and Warranties of the Buyer
      (a) Organization
      (b) Capitalization
      (c) Authorization of Transaction
      (d) Noncontravention
      (e) Brokers' Fees
      (f) Continuity of Business Enterprise
      (g) Disclosure
      (h) Buyer's Financial Statements
      (i) Subsequent Events
      (j) Title To Assets
      (k) Undisclosed Liabilities
      (l) Legal Compliance
      (m) Intellectual Property

5. Covenants
      (a) General
      (b) Notices and Consents
      (c) Regulatory Matters and Approvals
      (d) Fairness Opinion and Comfort Letters
      (e) Listing of Buyer Shares
      (f) Operation of Business
      (g) Full Access
      (h) Notice of Developments
      (i) Exclusivity
      (j) Indemnification
      (k) Continuity of Business Enterprise
6. Conditions to Obligation to Close
      (a) Conditions to Obligation of the Buyer
      (b) Conditions to Obligation of the Target
   7. Miscellaneous
      (a) Survival
      (a) Press Releases and Public  Announcements
      (b) No Third Party Beneficiaries
      (c) Entire Agreement
      (d) Succession and Assignment
      (e) Counterparts
      (f) Headings
      (g) Notices
      (h) Governing Law
      (i) Amendments and Waivers
      (j) Severability
      (k) Expenses
      (l) Construction
      (m) Incorporation of Exhibits and Schedules
Exhibit A - Articles of Merger
Exhibit B - Parties' Financial Statements
Disclosure Schedules - Exceptions to Representations and Warranties

                          AGREEMENT AND PLAN OF MERGER

      This agreement is entered into on this 30 day of April, 1997 by and between DigiMedia USA, Inc., a Nevada corporation (the "BUYER"), and
      Nitros Franchise Corporation a Nevada corporation (the "TARGET"). The Buyer and the Target are referred to collectively herein as the "PARTIES," and either individually as "PARTY".

      This Agreement contemplates a tax-free merger of the Target with and into the Buyer in a reorganization pursuant to ss.368(a)(1)(A) of the Internal Revenue Code of 1986 as amended. The Target Stockholders will receive capital stock in the Buyer in exchange for their capital stock in the Target. The

Parties expect that the Merger will further certain of their business objectives including, without limitation, 1) to bring a diversified food customer base with ancillary high tech capabilities to the Buyer for its existing business plans, and 2) to allow Target to become a public company and gain access to the public capital markets to finance Target's expansion plans.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

      1. DEFINITIONS.

      "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "BUYER" has the meaning set forth in the preface above.

      "BUYER SHARE" means any share of the Common Stock, $.00467 cents par value per share, of the Buyer.

      "ARTICLES OF MERGER" has the meaning set forth in ss.2(c) below.

      "CLOSING" has the meaning set forth in ss.2(b) below.

      "CLOSING DATE" has the meaning set forth in ss.2(b) below.

      "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Parties that is not already generally available to the public.

      "CONVERSION RATIO" has the meaning set forth in ss.2(d)(v) below.

      "NEVADA GENERAL CORPORATION LAW" means the General Corporation Law of the State of Nevada, as amended.

      "DISCLOSURE SCHEDULE" has the meaning set forth in ss.3 below.

      "EFFECTIVE TIME" has the meaning set forth in ss.2(d)(i) below.

      "EXISTING BUYER STOCKHOLDERS" means those persons who own common stock of the Buyer and are common stockholders of record immediately prior to the effective time.

      "EXISTING TARGET SHAREHOLDERS" means those persons who owns common stock of the Target and is a stockholder of record immediately prior to the effective time.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "INCOME TAX BASIS OF ACCOUNTING" means the accounting method used by the Party to prepare its Annual Corporate Income Tax Returns on either IRS Form 1120 or 1120S.

      "IRS" means the Internal Revenue Service.

      "KNOWLEDGE" means actual knowledge without independent investigation.

      "MERGER" has the meaning set forth in ss.2(a) below.

      "NOTICE OF ACTION" means the notice required to be given to all Buyer's shareholders under applicable Nevada Corporation law to consummate this merger.

      "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "PARTY" has the meaning set forth in the preface above.

      "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "INFORMATION STATEMENT" has the meaning set forth in ss.5(c)(i) below.

      "REQUISITE BUYER STOCKHOLDER APPROVAL" means the affirmative vote of the holders of a majority of the Buyer Shares in favor of this Agreement and the Merger.

      "REQUISITE TARGET STOCKHOLDER APPROVAL" means the affirmative vote of the holders of a majority of the Target Shares in favor of this Agreement and the Merger.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money. "SPECIAL TARGET MEETING" has the meaning set forth in ss.5(c)(ii) below.

      "SURVIVING CORPORATION" has the meaning set forth in ss.2(a) below.

      "TARGET" has the meaning set forth in the preface above.

      "TARGET SHARE" means any share of the Common Stock, $0.10 (ten cents) par value per share, of the Target.

      "TARGET  STOCKHOLDER"  means any  Person  who or which  holds  any  Target
Shares.


      2.    BASIC TRANSACTION.

      (a) THE MERGER. On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Buyer (the "MERGER") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "SURVIVING CORPORATION").

      (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING) shall take place at the offices of David Bawarsky, President, Nitros Franchising Corp. (the Target's Offices) at 2121 West Oakland Park Blvd., Fort Lauderdale, Florida 33311, commencing at 11:00 a.m local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine.

      (c) ACTIONS AT THE CLOSING. At the Closing, (i) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.6(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in ss.6(b) below, (iii) the Buyer and the Target will file with the Secretary of State of Nevada Articles of Merger in the form attached hereto as Exhibit A (the "ARTICLES OF MERGER").

      (d)   EFFECT OF MERGER.

            (i) GENERAL. The Merger shall become effective at the time (the "EFFECTIVE TIME") the Buyer and the Target file the Articles of Merger with the Secretary of the State of Nevada. The Merger shall have the effect set forth in the Nevada General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.

            (ii) ARTICLES OF INCORPORATION. The Articles of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Articles of Incorporation of the Surviving
                  Corporation without any amendment in the Merger except as provided in this agreement.

            (iii) BYLAWS.  The  Bylaws  of the  Buyer in effect at and as of the
                  Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

            (iv) NAME OF SURVIVING CORPORATION. The name of the Buyer as of the Effective Time will be changed from DigiMedia USA, Inc. to Nitros Franchise Corporation.

            (v) DIRECTORS AND OFFICERS. The directors and officers of the Buyer in office at and as of the Effective Time will resign. As of the Effective Time, David Bawarsky shall become
                  President k Secretary of the Buyer and a member of the Board of Directors.

            (vi)  CONVERSION OF TARGET SHARES.  At and as of the Effective Time,
                  (A) each Target Share shall be converted into the right to receive an estimated 12,905 shares of Common Stock of the Buyer (the ratio of 12,905 shares of Buyer Common Stock to one Target Share is referred to herein as the "CONVERSION RATIO"), and (B) each converted Target share shall be canceled by the Buyer; PROVIDED, however, that the Conversion Ratio shall be subject to equitable adjustment in the event of any additional pre-merger issuance of common stock, or a stock split, stock dividend, reverse stock split, or other change in the number of Target or Buyer Shares outstanding prior to closing. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this ss.2(d)(v) after the Effective Time. It is understood that the above conversion ratio is merely an estimate based on the estimated number of shares anticipated to be outstanding on the closing date after taking into account all possible dilution from any new stock issuance, convertible security, option, warrant, or any other instrument or contract (excluding this merger agreement) that is convertible into, or could result in the issuance of addition common stock of the Buyer. It is the express intent of the parties that EXISTING TARGET SHAREHOLDERS shall own immediately after the closing date 75% (seventy-five) of the outstanding common stock of the Buyer after taking into account all possible dilution from any pre-merger stock issuance, convertible security, option, warrant, right, or any other instrument or contract (excluding this merger agreement) that is convertible into, or could result in the issuance of, additional common stock of the Buyer; and the estimated "Conversion Ratio" stated above shall be adjusted, if necessary, to effectuate that express intent. It is the express intent of the parties that EXISTING BUYER SHAREHOLDERS shall own immediately after the closing date 25% (twenty-five) of the outstanding common stock of the Buyer after taking into account all possible dilution from any pre-merger stock issuance, convertible security, option, warrant, right, or any other instrument or contract (excluding this merger agreement) that is convertible into, or could result in the issuance of, additional common stock of the Buyer; and the estimated "Conversion Ratio" stated above shall be adjusted, if necessary, to effectuate that express intent.

            (vii) BUYER'S  PRE-EXISTING  COMMON  SHARES.  Each  share of Buyer's
                  Common Stock issued and outstanding at and as of the Effective Time will remain issued and outstanding.

      (e)   PROCEDURE FOR PAYMENT.

            (i) Immediately after the Effective Time, (A) the Buyer will arrange to deliver to DAVID BAWARSKY ("EXCHANGE AGENT") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the number of Buyer Shares equal to the product of (1) the Conversion Ratio times (II) the number of outstanding Target Shares with the understanding that the conversion ratio enumerated above may be adjusted in accordance with ss.2(d)(v) of this agreement to take into account any changes in the actual number of shares of the Buyer outstanding just prior to the closing date, and (B) Upon the Target shareholders surrendering their stock certificates to the Exchange Agent, the Buyer shall cause the Exchange Agent to mail to each record holder of outstanding Target Shares a certificate representing the number of shares of Buyer's common stock to which he, she. or it is entitled.

            (ii) The Buyer will not pay any dividend or make any distribution on Buyer Shares (with a record date at or after the Effective
                  Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his, her, or its certificates which represented Target Shares.

            (iii) The Target  shall pay all  reasonable  charges and expenses of the Exchange Agent.

      3. REPRESENTATIONS AND WARRANTIES OF THE TARGET. The Target represents and warrants to Buyer that the statements contained in this ss.3 are correct and complete as of the date of this agreement and will be correct and complete as of the Closing Date (as though made then and as of the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ss.3

      (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER, The Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada (the jurisdiction of its incorporation). The Target is duly authorized to conduct business and is in good standing under the laws of the State of Nevada where such qualification is required. The Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

      (b) CAPITALIZATION. The entire authorized capital stock of the Target consists of 500 Target Shares with a par value of $.10 cents, of which 500 Target Shares are issued and outstanding and none are held in treasury. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. Target has no preferred stock outstanding nor any other class of stock other than the above described common shares.

      (c) AUTHORIZATION OF TRANSACTION. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; PROVIDED, HOWEVER, that the Target cannot consummate the Merger unless and until it receives the Requisite Target Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target. enforceable in accordance with its terms and conditions.

      (d) NONCONTRAVENTION, To the Knowledge of any director or officer of the Target, neither the execution and the delivery of this Agreement. nor the consummation of the transactions contemplated hereby, will
            (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target or
            (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation. conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Target taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of the Target, and, other than in connection with the provisions of the Nevada General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws if applicable, the Target doesn't need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the Target taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

      (e) FILINGS WITH THE SEC. The Target, prior to entering into this merger, was not a Public Company, did not have its shares traded on a public stock exchange, and was not required to make any filings with the SEC. The Target has & will take all reasonable steps to enable itself to comply with any applicable securities laws that will be required to effectuate this agreement.

      (f) FINANCIAL STATEMENTS. The Target will present prior to the Effective Time audited financial statements (including related footnote disclosures and schedules) prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby. These financial statements will present fairly the financial condition of the Target from inception and the results of operations of the Target for the years then ended. These financial statements do, to the best knowledge and belief of Target's management present fairly the financial condition of the Target in accordance with the accounting basis on which they were prepared, provided, however, that they are subject to what could be material audit adjustments that the independent auditors may require management to make to present them fairly in accordance with GAAP on a consistent basis.

      (g) EVENTS SUBSEQUENT TO MOST RECENT AVAILABLE FINANCIAL STATEMENT. Since inception (the date of the most recent compiled financial statement of the Target), there has not been any material adverse change in the financial condition of the Target taken as a whole.

      (h) UNDISCLOSED LIABILITIES. Management of the Target has no knowledge of any liability (whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for taxes,
            (i) which is not reflected in the Target's most recent compiled financial statements except those listed on the accompanying Disclosure Schedule; and (ii) except for liabilities which have arisen in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach o f contract, breach of warranty, tort, infringement, or violation of law). (i) BROKERS' FEES. The Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. (j)CONTINUITY OF BUSINESS ENTERPRISE. The Target operates at least one significant historic business line, and owns a significant portion of its historic business assets, within the meaning of Treas. Reg. ss.1.368-1(d). It is the present intent of Target's management not to take any action at, or after, the closing date which would cause the merger not to qualify as a reorganization within the meaning of ss.368 of the Internal Revenue Code. It is the present intent of Target's management to satisfy the "continuity of business enterprise requirement" by continuing after the merger significant business operations that were conducted in the past by Target prior to the merger. The Target's shareholders have no present intention, or arrangement to dispose of any of the Buyer's stock received in the merger in a manner that would cause the merger to violate the continuity of shareholder interest requirement set forth in Reg. 1.368-1.

      (k) DISCLOSURE. None of the information that the Target will supply Buyer for any document Buyer will file with the SEC will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

      4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Target that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule herein. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ss.4.

      (a) ORGANIZATION. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (Nevada). It is duly authorized to conduct business and is in good standing in every jurisdiction where such qualification is required (including, but not limited to, Florida).

      (b) CAPITALIZATION. The authorized common stock of the Buyer at the time of execution of this agreement consists of 10,714,285 authorized common shares with a par value of $.00467 cents of which 2,150,889 Buyer shares are issued and outstanding and none of which are held in treasury. All of the Buyer's shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger will be validly issued, fully paid, and nonassessable. The Buyer has no class of stock outstanding other than the above described shares.

      (c) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; PROVIDED, HOWEVER, that the Buyer cannot consummate the Merger unless and until it receives the Requisite Buyer Stockholder Approval. this Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable- in accordance with its terms and conditions. Buyer will notify all of its shareholders in accordance with ss.78.453 of Nevada Statutes of the shareholder vote required to approve the plan of merger.

      (d) NONCONTRAVENTION. To the Knowledge of any director or officer of the Buyer after reasonable investigation, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. To the Knowledge of any director or officer of the Buyer after reasonable investigation, and other than in connection with the provisions of the Nevada General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (e) BROKERS' FEES. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Target could become liable or obligated. (d)CONTINUITY OF
            BUSINESS ENTERPRISE. It is the present intent of the Buyer to continue operating after the merger at least one of the significant lines of business that the Target conducted prior to the merger; or to use at least a significant portion of the Target's historic business assets in a business. The Buyer has no present intention to take any action at, or after, the closing date which would cause the merger to fail the "continuity of business requirement" for a tax-free merger within the meaning of Treas. Reg. ss.1.368-1 (d). 5. No existing Target shareholder shall dispose of any of Buyer's stock received in the merger in such a manner that such transfer would violate the continuity of shareholder interest requirement of Treas. Reg. ss.1.368-1. The Buyer will not purchase, redeem, or otherwise re-acquire from existing Target shareholders any of the Buyer's common stock received by them in the merger.

      (g) DISCLOSURE. The Buyer represents that, at the "Closing Date," it will be current, and in full compliance with all required filings with the SEC.

      (h) BUYER'S FINANCIAL STATEMENTS. Buyer will have prepared by an independent firm of Certified Public Accountants prior to the Closing Date an audited Balance Sheet for the year ended December 1996, said audit shall be made available to the Parties and their legal counsel for perusal in sufficient time prior to the "closing date." This financial statement, and any unaudited interim financial statements prepared by Buyer which are available prior to the closing date are to be used by the parties in negotiating this agreement and in performing due diligence investigations. The Buyer represents that all the above mentioned financial statements have been prepared in accordance with GAAP applied on a consistent basis. Buyer represents that these financial statements fairly present the financial condition of the Buyer as of those dates and the results of operations for such periods; provided, however, that the unaudited quarterly interim financial statements, if any, are subject to normal year-end adjustments which will not be material individually or in the aggregate.

      (i) SUBSEQUENT EVENTS. Since the date of the audited balance sheet prescribed in 4(h) above, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Buyer taken as a whole. Without limiting the generality of the foregoing, since that date:

            (1) the Buyer has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

            (2) the Buyer has not entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

            (3) no party (including the Buyer) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which the Buyer is a party or by which any of them is bound except as required by this agreement;

            (4) the Buyer has not made any material capital expenditure or investment in, or any material loan to, any Person outside the Ordinary Course of Business (except as disclosed in the Buyer's financial statements described in ss.4(h) above);

            (5) the Buyer has not granted any license or sublicense of any material rights with respect to any Intellectual Property;

            (6) the Buyer has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain any of its capital stock except as listed on Buyer's Disclosure Schedule.

      (j) BUYER'S TITLE TO ITS ASSETS. The Buyer has good & marketable title to, or a valid leasehold interest in, the properties and assets used by Buyer, located on Buyer's premises, and as shown on Buyer's initial audited balance sheet referred to in ss.4(h) & Buyer's most recent interim unaudited Balance Sheet available prior to the closing date, if any.

      (k) BUYER'S UNDISCLOSED LIABILITIES. The Buyer has no liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the initial audited balance sheet referred to in ss.4(h), if any, and (ii) liabilities which arose after that Balance Sheet date in the Ordinary Course of Business. (Ordinary Course of Business for this purpose does not include any breach of contract, breach of warranty, tort, infringement, or violation of law).

            (1) LEGAL COMPLIANCE. The Buyer has complied with all applicable laws (including rules, regulations, injunctions, judgments, orders, decrees, and rulings thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Buyer alleging any failure to so comply.

                  Buyer represents that it is not presently a party, nor has any person threatened to make them a party, to any action suit, proceeding, hearing, or investigation in, or before any court, quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or before any arbitrator except as listed on the attached Disclosure Schedule of Buyer.

      (m) INTELLECTUAL PROPERTY. The Buyer has not interfered with. infringed upon, misappropriated, or violated any material intellectual property rights (i.e. such as but not limited to software, copyrights, patents, trademarks, etc.) of third parties; nor has any third party interfered with, infringed upon, misappropriated or violated any material intellectual property rights of the Buyer.

5. COVENANTS. The Parties agree as follows with respect to the period from and After the execution of this Agreement:

      (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

      (b) NOTICES AND CONSENTS. Both Parties will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that either party reasonably may request in connection with the matters referred to in ss.3(d) & ss.4(d) above.

      (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(d) and ss.4(d) above. Without limiting the generality of the foregoing:

      (i) SECURITIES ACT, SECURITIES EXCHANGE ACT, AND STATE SECURITIES LAWS. The Buyer will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the issuance of the Buyer's shares.

      (ii) NEVADA CORPORATION LAW. The Target will call a special meeting of its stockholders (the "SPECIAL TARGET MEETING") as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with Nevada General Corporation Law. The Buyer will issue a "notice of action" to all its stockholders as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Nevada General Corporation Law.

      (d) FAIRNESS OPINION and COMFORT LETTERS. Neither the Target nor the Buyer will be required to deliver to the other any comfort letter from an independent accounting firm or a fairness opinion from an investment banker prior to the effective time.

      (e) LISTING OF BUYER SHARES. The Buyer will use its best efforts to cause the Buyer Shares that will be issued in the Merger to the existing target shareholders to be validly issued, fully paid, and nonassessable "Restricted Shares" as that term is defined under the "Securities Act."

      (f) OPERATION OF BUSINESS. The Buyer will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

            (i) the Buyer will not authorize or effect any change in its articles or bylaws;

            (ii) the Buyer will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock (except as provided in this agreement) or issue, sell, or otherwise dispose of any of its capital stock;

            (iii) the Buyer will not declare,  set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind); nor shall the Buyer redeem, repurchase, or otherwise acquire any of its capital stock outside the Ordinary Course of Business;

            (iv) the Buyer will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

            (v) the Buyer will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

            (vi)  nor shall the Buyer commit to any of the foregoing.

      (g) FULL ACCESS. The Parties will permit representatives of either Party to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of either Party to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each Party. The Parties will treat and hold as such any Confidential Information it receives from the other in the course of the reviews contemplated by this ss.5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other Party all tangible embodiments (and all copies) thereof which are in its possession.

      (h) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (i) EXCLUSIVITY. The Buyer will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of either Party (including any acquisition structured as a merger, consolidation, or share exchange); The Buyer shall notify the Target immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      (j) INDEMNIFICATION. The Parties will indemnify each individual who served as a director or officer of the other Party at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein.

      (k) CONTINUE OF BUSINESS ENTERPRISE. It is the present intention of the Parties to continue operating after the merger at least one of the significant lines of business that the Target conducted prior to the merger, and to use at least a significant portion of the Target's historic business assets in a business. Neither Party has any intention to take any action at, or after, the closing date which would cause the merger to fail the "continuity of business requirement" for a tax-free merger within the meaning of Treas. Reg. ss.1.368-1(d). The Buyer will not purchase, redeem, or otherwise reacquire from the shareholders of the Target any of the Buyer's common stock to be received by them in the merger. No existing Target shareholder will dispose of any of Buyer's stock received in the merger until such Target shareholder obtains an opinion from tax counsel reasonably satisfactory to Buyer that such a transfer will not violate the continuity of shareholder interest requirement set forth in Treas. Reg. ss.1.368-1. In addition, such Target shareholder shall obtain an opinion from legal counsel satisfactory to the Buyer that such shares can be transferred pursuant to the Securities Act. Any Target shareholder wishing to dispose of any shares of Buyer stock received in the merger shall provide Buyer written notice not less than thirty days prior to the intended date of disposition, specifying the number of shares which the Target shareholder proposes to dispose.

      This  covenant shall survive closing.

6.    CONDITIONS TO OBLIGATION TO CLOSE.

      (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:
            (i) this Agreement and the Merger shall have received the Requisite Target Stockholder Approval and there shall be no dissenting Target Shares;
            (ii) the Target shall have procured all of the third party consents specified in ss.5(b) above, if any;
            (iii) the  representations  and  warranties  set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;
            (iv) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;
            (v) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;
            (vi) the Target shall have delivered to the Buyer a certificate of affidavit to the effect that each of the conditions specified above in ss.6(a)(i)-(v) is satisfied in all material respects;
            (vii) this   Agreement  and  the  Merger  shall  have  received  the
                  Requisite Buyer Stockholder Approval, and Buyer shall have complied, in all respects, with the Securities Act, the Securities Exchange Act, and applicable Nevada Law;
            (viii)the Buyer  Shares  that  will be  issued in the  Merger to the existing Target shareholders shall be validly issued under law, fully paid, non-assessable "restricted shares" as that term is defined under the Securities Act;
            (ix) that the Buyer has presented to Target a fully signed and executed Option Agreement between the Buyer's President (Kirk
                  J. Girrbach) and the Buyer requiring issuance to Kirk J. Girrbach 100,000 non-diluting shares of freely tradable stock of Buyer at an exercise price of $0.15/share, exerciseable immediately upon any dilution of Buyer, post-merger, during a two year period, in exchange for consulting services;
            (x) that the Buyer has presented to Target a fully signed and executed Option Agreement between the Buyer's Executive Vice President (Gene Farmer) and the Buyer requiring issuance to Gene Farmer 100,000 non-diluting shares of freely tradable stock of Buyer at an exercise price of $0.15/share, exerciseable immediately upon any dilution of Buyer, post-merger, during a two year period, in exchange for consulting services;
            (xi) that the Buyer has presented to Target a fully signed and executed Option Agreement between the Douglas A. Stepelton and the Buyer requiring issuance to Douglas A. Stepelton 100,000 non-diluting shares of freely tradable stock of Buyer at an exercise price of $0.15/share, exerciseable immediately upon any dilution of Buyer, post-merger, during a two year period, in exchange for consulting services; and
            (xii) all  actions  to be taken by the  Target  in  connection  with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

      The Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

      (b) CONDITIONS TO OBLIGATION OF THE TARGET. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) this Agreement and the Merger shall have received the Requisite Buyer Stockholder Approval, and the Buyer shall have complied, in all respects, with the Securities Act, the Securities Exchange Act, and applicable Nevada Law in
                  acquiring  such   stockholder   approval;
            (ii) the Buyer's Information Statement shall have become efFective under the Securities Act;
            (iii) the Buyer  Shares  that will be issued in the Merger  shall be validly issued under law, fully paid, non-assessable "restricted shares" as that term is de5ned under the Securities Act;
            (iv) all the representations and warranties set forth in ss.4 above shall be true and correct in all respects at and as of the Closing Date;
            (v) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;
            (vi) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) afFect adversely the right of the Surviving Corporation to own the Target's, or Buyer's assets, to operate their businesses or to control the Target (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);
            (vii) the Buyer shall have  delivered to the Target a certificate of af5davit to the effect that each of the conditions specified above in ss.6(b)(i)-(vi) is satisfied in all respects;
            (viii)this   Agreement  and  the  Merger  shall  have  received  the
                  Requisite Target Stockholder Approval;
            (ix) that the Buyer has presented to Target a fully signed and executed Option Agreement between Target's President (David Bawarsky) and the Buyer requiring issuance to David Bawarsky 300,000 non-diluting shares of &eely tradable stock of Buyer at an exercise price of $0.15/share, exerciseable immediately upon any dilution of Buyer, post-merger, during a two year period, in exchange for consulting services

            (x) All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Target.

The Target may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

7.    MISCELLANEOUS.

      (a) SURVIVAL. None of the representations, warranties, and covenants of the Parties (other than the provisions listed below) will survive the Effective Time:

            1)    ss.2 concerning issuance of the Buyer Shares,

            2)    ss.3(1)   concerning   Target's   representations  to  satisfy
                  requirements for a tax-free reorganization,

            3)    ss.4(f)   concerning   Buyer's   representations   to  satisfy
                  requirements for a tax-free merger, 4) ss.4(g) concerning Disclosure,

            5)    ss.5(j) concerning indemnification,

            6)    ss.5(k)   concerning   covenants   to   continue   to  satisfy
                  requirements for a tax-free merger.

      (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

      (c) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that
            (i) the provisions in ss.2 above concerning issuance of the Buyer Shares and the provisions in ss.5(k) above concerning certain requirements for a tax-free reorganization are intended for the benefit of the Target Stockholders and (ii) the provisions in ss.5(j) above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives, and (iii) the provisions in ss.7(c) are intended for the benefit of the Target's President whose continued employment is essential to the success of both Parties.

      (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests. or obligations hereunder without the prior written approval of the other Party.

      (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  IF TO THE TARGET:  COPY TO:    David Bawarsky
                                                 2121 West Oakland Park Blvd.
                                                 Fort Lauderdale, Florida 33311

                  IF TO THE BUYER: COPY TO:      Gene Farmer
                                                 2345 N.E. 13' Avenue
                                                 Fort Lauderdale, Florida 33305

                  Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. The Courts of the State of Florida shall have exclusive jurisdiction regarding any dispute arising out of this agreement.

      (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; PROVIDED, HOWEVER, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Nevada & Florida General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

      (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (l) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

      (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                     [BUYER]


DigiMedia USA, Inc. (Nevada)               By: /s/ Kirk J. Girrbach
                                              ---------------------------
                                               Kirk J. Girrbach,
                                               Title: President

                                    [TARGET]



Nitros Franchise Corperation               By: /s/ David Bawarsky
                                              ---------------------------
                                               David Bawarsky,
                                               Title: President